UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934

Date of report (date of earliest event reported):  January 8, 2009

Argyle Security, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Concord Plaza
Suite 700
San Antonio, Texas 78216
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Series B Purchase Agreement

On January 8, 2009, Argyle Security, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement ”) with Mezzanine Management Fund IV A, L.P. and Mezzanine Management Fund IV Coinvest A, L.P. (the “Purchasers”), and Sam Youngblood, Ron Chaimovski and Bob Marbut (together, with their affiliates, the “Stockholders”), pursuant to which the Purchasers purchased 27,273 shares of a newly created series of our preferred stock, designated “Series B Convertible Preferred Stock”, par value $0.0001 per share (the “Series B Preferred Shares”) for $110 per share, for an aggregate purchase price of $3,000,030 (the “Series B Financing”).

Each Series B Preferred Share is convertible into 100 shares of the Company’s common stock, $0.0001 par value (“Common Stock”), at any time, at the option of the holder, initially at a conversion price of $1.10 per share of Common Stock, subject to adjustment for stock dividends, stock splits or similar capital reorganizations, and weighted average price protection for certain issuances below the conversion price.

The Series B Preferred Shares have voting rights equal to the number of shares of Common Stock the holder would receive if all Series B Preferred Shares had been converted into Common Stock. The holders of the Series B Preferred Shares may also designate one individual to serve on the Company’s Board of Directors.

The holders of the Series B Preferred Shares shall be entitled to receive, on a cumulative basis, cash dividends, when, as and if declared by the Company’s Board of Directors, at the greater of (i) 4% per annum or (ii) the dividend payable on the equivalent amount of Common Stock into which the Series B Preferred Shares could be converted; provided, however, that such cash dividend must be paid at the earliest any of the following occur:  (A) the Company pays a dividend on the Common Stock, (B) the Company liquidates or there is a change in control, or (C) upon conversion of the Series B Preferred Shares, but only with respect to those Series B Preferred Shares so converted.

The Series B Preferred Shares have a liquidation preference as to both the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Shares”) and the Common Stock equal to the greater of (i) the sum of the original issue price (subject to adjustment for stock dividends, stock splits or similar capital reorganizations) plus all accrued but unpaid dividends, or (ii) the amount the holder would receive if all Series B Preferred Shares had been converted into Common Stock.

For as long as any shares of Series B Preferred Shares remain outstanding, the Company will be prohibited from (i) amending, waiving, altering or repealing in a way that adversely affects the rights, powers, preferences, or other special rights or privileges of the holders of the Series B Preferred Shares, whether by amendment to the Certificate of Incorporation, Bylaws, Certificate of Designation or other organization documents, or by merger, consolidation, reorganization or otherwise, (ii) increasing or decreasing (other than by redemption or conversion) the authorized number of shares of preferred stock or Series B Preferred Shares, (iii) creating, issuing or authorizing the issuance of any equity securities senior to the Series B Preferred Shares, or (iv) repurchasing, redeeming or reissuing any equity securities of the Company to which the Series B Preferred Shares rank senior and prior (whether with respect to dividends, redemption, or upon liquidation or otherwise), including the Series A Preferred Shares and the Common Stock, and any rights or options exercisable or convertible therefor, other than repurchases of shares of Common Stock from employees, officers, directors or consultants under agreements providing for such repurchase under certain conditions.

Under the Purchase Agreement, the Company also granted piggyback registration rights to the Purchasers.

The Company has granted a preemptive right to the Purchasers with respect to future financings by the Company and a right of first offer to provide financing for certain transactions. In addition, the Stockholders have granted a right of first refusal to the Purchasers until January 31, 2010 as to any transfers of the Company’s securities held by the Stockholders.

The gross proceeds of the Series B Financing were used to reduce a portion of the outstanding balance of the PrivateBank Loans (see below).

Neither the Series B Preferred Shares, nor the shares of Common Stock issuable upon conversion of the Series B Preferred Shares, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designations and the Purchase Agreement filed herewith as Exhibits 3.1 and 10.1 and which are incorporated herein by reference.

Amendment to Blair Purchase Agreement

On January 8. 2009, ISI Security Group, Inc. (“Argyle Security USA”), a Delaware corporation and wholly owned subsidiary of the Company, entered into a Sixth Amendment (the “Blair Amendment”) to the Note and Warrant Purchase Agreement dated as of October 22, 2004 (as amended) between Argyle Security USA and William Blair Mezzanine Capital Fund III, L.P. (“Blair”), a fund managed by Merit Capital Partners. Pursuant to the terms of the Blair Amendment, Blair has agreed to amend its existing covenants to have a 10% cushion to PrivateBank’s amended covenants and has agreed to an extension of the maturity of its debt for one year until January 31, 2011.  The senior debt to EBITDA covenant was increased to 2.50x at March 31, 2009 and June 30, 2009.  The senior debt to EBITDA covenant will become 2.20x at September 30, 2009. A total debt to EBITDA ratio covenant was created whereby the ratio at the end of the fiscal quarter must be no greater than to 5.94 to 1.00 at March 31, 2008, 5.78 to 1.00 at June 30, 2009, 4.40 to 1.00 at September 30, 2009 and thereafter it will be 3.85 to 1.00.  The maximum Capital Expenditures covenant has been increased to $330,000 per each fiscal quarter ending March 31, 2009, June 30, 2009 and September 30, 2009, respectively. The Fixed Charge Coverage Ratio has been amended to take into account payments made to subordinated debtholders. The interest rate on all outstanding notes will increase by 4.0% if the outstanding notes are not repaid by September 30, 2010.  The information set forth above is qualified in its entirety by reference to the actual terms of the Blair Amendment and the Third Amended and Restated Senior Subordinated Promissory Notes filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and which are incorporated herein by reference.

Amendment to PrivateBank Loan Agreement

On January 8, 2009, Argyle Security USA entered into Amendment No. 1 dated January 8, 2009 (the “Loan Amendment”) to the Loan Agreement dated October 3, 2008 with The PrivateBank and Trust Company, an Illinois banking corporation (the “Bank”). Pursuant to and subject to the terms and conditions of the Loan Agreement, the Bank had made available to Argyle USA (a) a secured revolving line of credit in the maximum amount of $10,000,000, with a $5,000,000 sublimit for the issuance of letters of credit, (b) a secured revolving line of credit in the maximum amount of $5,000,000, to be used solely for the issuance of letters of credit, and (c) a term loan in the maximum amount of $10,000,000 (collectively, the “PrivateBank Loans”).

Pursuant to the terms of the Loan Amendment, Argyle Security USA paid down the existing term loan by $3.0 million (effectively paying down the term loan by $2.5 million and pre-paying the March 31, 2009 principal payment of $500,000).  All debt covenants were waived at December 31, 2008.  The applicable margin for LIBOR rate loans under the revolving lines of credit between January 1, 2009 through September 30, 2009 was increased to 3.5%, the applicable margin for Prime rate loans under the revolving lines of credit between January 1, 2009 and September 30, 2009 was increased to 1.50%, the applicable margin for LIBOR rate loans under the term loan was increased to 4.0%, and the applicable margin for Prime rate loans under the term loan was increased to 2.0%.  The letter of credit fee was also increased to 3.5%.  The senior debt to EBITDA covenant was increased from 2.00x to 2.25x at March 31, 2009 and June 30, 2009.  The senior debt to EBITDA covenant will return to 2.00x at September 30, 2009. The total debt to EBITDA covenant was increased from 4.00x to 5.40x at March 31, 2008 and 5.25x at June 30, 2009 and will return to 4.00 at September 30, 2009 and thereafter it will be 3.50.  There is a new Maximum Capital Expenditures covenant of $300,000 per quarter in Q1 2009, Q2 2009, and Q3 2009 and the Fixed Charge Coverage Ratio has been amended to take into account payments made to subordinated debtholders.

The Company has agreed to provide a guaranty of the PrivateBank Loans up to $18.1 million until the completion of an audit for the fiscal year ended 2009 (the “Guaranty Agreement”); provided, however that the Guaranty Agreement will terminate on the earlier of (a) the payment in full of all obligations under the Loan Agreement or (b) at the time the Bank determines in its sole judgment that the Argyle USA’s financial statements issued pursuant to the Loan Agreement for the fiscal year ended December 31, 2009 establish that Argyle USA is in compliance with the amended financial covenants of the Loan Agreement.  The line of credit that is used solely for letters of credit was decreased from $5.0 million to $1.1 million and the promissory note evidencing the line of credit was amended and restated to reflect the principal amount reduction. The Loans will continue to be secured by liens on and security interests in the personal property of Argyle Security USA and guaranteed by the subsidiaries of Argyle Security USA. The information set forth above is qualified in its entirety by reference to the actual terms of the Loan Amendment, the Guaranty Agreement and the amended and restated promissory note filed herewith as Exhibits 10.5, 10.6 and 10.7, respectively, and which are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Guaranty disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series B Preferred Shares to the Purchasers, on January 8, 2009, and the issuance of shares of Common Stock upon conversion thereof, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Purchasers have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On January 8, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, that created the new Series B Preferred Shares, authorized 27,273 Series B Preferred Shares and designated the rights, preferences, privileges and limitations of the Series B Preferred Shares, as described in Item 1.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 9, 2009, the Company issued a press release announcing the completion of the Series B Financing and the amendment to the PrivateBank Loans, as well as, the Blair Amendment. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argyle Security, Inc., a Delaware corporation

Dated: January 9, 2009	By:	/s/ Donald F. Neville
Name: Donald F. Neville
Title: Chief Financial Officer

ARGYLE SECURITY, INC.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 8, 2009.

10.1	Securities Purchase Agreement, dated as of January 8, 2009, among the Company, certain of its stockholders and the purchasers named therein.

10.2	Sixth Amendment to Note and Warrant Purchase Agreement, dated as of January 8, 2009, between Argyle Security USA and Blair.

10.3	Third Amended and Restated Senior Subordinated Promissory Note dated January 8, 2009 from Argyle Security USA in favor of Blair in the aggregate original principal amount of $5,951,609.

10.4	Third Amended and Restated Senior Subordinated Promissory Note dated January 8, 2009 from Argyle Security USA in favor of Blair in the aggregate original principal amount of $5,000,000.

10.5	Amendment No.1 to Loan and Security Amendment, dated as of January 8, 2009, between Argyle Security USA and PrivateBank.

10.6	Unconditional Guaranty Agreement, dated as of January 8, 2009, between the Company and PrivateBank.

10.7	Amended and Restated Facility B Loan Note, dated as of January 8, 2009, from Argyle Security USA in favor of the PrivateBank in the principal amount of up to $1,100,000.

99.1	Press release of Argyle Security, Inc. dated January 9, 2009.